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Exhibit 10.32

GUARANTY

        This GUARANTY ("Guaranty"), dated as of April 1, 2006 is made by GT Solar Holdings, LLC, a Delaware Limited Liability company, and GT Equipment Holdings, Inc., a Delaware corporation (each a "Guarantor" and collectively, the "Guarantors") in favor of the persons listed on Schedule I attached to this Guaranty (together, the "Lender"), and their respective permitted assigns and successors, with reference to the following facts:

RECITALS

        A.    Borrower has entered into that certain Senior Secured Exchangeable Promissory Note dated as of the date hereof in favor of Lender in the original principal amount of $15,000,000 (as amended or otherwise modified from time to time, the "Borrower Note").

        B.    As a condition to the availability of the credit provided by Lender to Borrower evidenced by the Borrower Note, each Guarantor is required to enter into this Guaranty and to guaranty the obligations of Borrower under the Borrower Note (the "Guarantied Obligations").

        C.    Each Guarantor expects to realize direct and indirect benefits as the result of the availability of the aforementioned credit to Borrower.

AGREEMENT

        NOW, THEREFORE, in order to induce Lender to extend the aforementioned credit, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor hereby represents, warrants, covenants, agrees and guaranties as follows:

        1.    Guaranty.    Each Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all of the Guarantied Obligations, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any proceeding of Borrower under any debtor relief laws), fees, commissions, expense reimbursements, indemnifications or otherwise, and agrees to pay any and all reasonable costs, fees and expenses (including reasonable counsel fees and out-of-pocket expenses) incurred by Lender in enforcing any rights under this Guaranty. This guaranty is a guaranty of payment and not of collection.

        2.    Guaranty Absolute.    Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the Borrower Note, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any such terms or the rights of Lender with respect thereto. The obligations of each Guarantor hereunder are independent of the Guarantied Obligations, and a separate action or actions may be brought and prosecuted against Guarantor to enforce such obligations, irrespective of whether any action is brought against Borrower or whether Borrower is joined in any such action or actions. The liability of each Guarantor hereunder shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

          (a)   any lack of validity or enforceability of the Borrower Note or any agreement or instrument relating thereto;

          (b)   any change in the time, manner or place of payment of, or in any other term of, all or any of the Guarantied Obligations, or any other amendment or waiver of or any consent to departure from the Borrower Note, including, without limitation, any increase in the Guarantied Obligations resulting from the extension of additional credit to Borrower or otherwise;

          (c)   any taking, exchange or release of, or non-perfection of a lien on, any collateral securing the Guarantied Obligations, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guarantied Obligations;

          (d)   any change, restructuring or termination of the corporate structure or existence of Borrower; or

          (e)   any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Lender that might otherwise constitute a defense available to, or a discharge of, Borrower or any other guarantor or surety.

        This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guarantied Obligations is rescinded or must otherwise be returned to Lender or any other person upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.

        3.    Waiver.    Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guarantied Obligations and this Guaranty and any requirement that Lender exhausts any right or takes any action against Borrower, any other person or any collateral securing the Borrower Note. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 3 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guarantied Obligations, whether existing now or in the future.

        4.    Continuing Guaranty; Assignments.    This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the indefeasible payment in full in cash of the Guarantied Obligations and all other amounts payable under this Guaranty, (b) be binding upon Guarantor, its successors and assigns and (c) inure to the benefit of, and be enforceable by, Lender and its successors, pledgees, transferees and assigns; provided that Lender shall only be entitled to assign its rights under this Guaranty to the same extent as Lender is entitled to assign its rights under, and as set forth in, the Borrower Note.

        5.    Maximum Liability.    The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any debtor relief law, if the obligations of Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by any Guarantor or the Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder such Guarantor's "Maximum Liability"). This Section with respect to the Maximum Liability of Guarantor is intended solely to preserve the rights of the Lender to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Guarantied Obligations may at any time and from time to time exceed the Maximum Liability of any Guarantor without impairing this Guaranty or affecting the rights and remedies of the Lender hereunder, provided that, nothing in this sentence shall be construed to increase Guarantor's obligations hereunder beyond its Maximum Liability.

        6.    Subordination.    Each Guarantor hereby agrees that, after the occurrence and during the continuance of any Default (as defined in the Borrower Note) or Event of Default (as defined in the Borrower Note), the payment of any amounts due with respect to the indebtedness owing by Borrower to each Guarantor or by amounts due with respect to the indebtedness owing by Borrower to each Guarantor is hereby subordinated to the prior payment in full in cash of the Guarantied Obligations. each Guarantor hereby agrees that, after the occurrence and during the continuance of any Default (as defined in the Borrower Note) or Event of Default (as defined in the Borrower Note), each Guarantor shall not demand, sue for or otherwise attempt to collect any indebtedness of Borrower owing to each Guarantor until the Guarantied Obligations shall have been paid in full in cash.

        7.    Subrogation.    Each Guarantor shall not exercise any rights that it may now have or hereafter acquire against Borrower or any other guarantor of the Guarantied Obligations or that arise from the existence, payment, performance or enforcement of such Guarantor's obligations hereunder, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Lender against Borrower or any other guarantor of the Guarantied Obligations or any collateral securing the Borrower Note, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Borrower or any other guarantor of the Guarantied Obligations, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guarantied Obligations and all other amounts payable hereunder shall have been indefeasibly paid in full in cash. If (i) any Guarantor shall make payment to Lender of all or any part of the Guarantied Obligations, and (ii) all of the Guarantied Obligations and all other amounts payable hereunder shall be paid in full in cash, Lender will, at Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, reasonably necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guarantied Obligations resulting from such payment by such Guarantor.

        8.    Governing Law.    This Guaranty and all questions governing the construction, validity and interpretation of this Guaranty will be governed by the internal law of the State of [New York].

        9.    Release.    This Guaranty shall be released when all Guarantied Obligations have been paid in full in cash or otherwise performed in full. Upon such release of each Guarantor's obligations hereunder, Lender shall do all acts and things reasonably required to evidence or document the release of Lender's interests arising under this Guaranty, all as reasonably requested by, and at the sole expense of, the Guarantors.

*    *    *    *    *

        IN WITNESS WHEREOF, each Guarantor has duly executed this Guaranty as of the date first written above.

GT SOLAR HOLDINGS, LLC
By:	OCM/GFI POWER OPPORTUNITIES FUND II, L.P.
By:	GFI Power Opportunities Fund II, GP, LLC
Its:	General Partner
By:	GFI Energy Ventures LLC, its Managing Member
By:	/s/ Richard Landers
	Name:	Richard Landers
	Title:	Principal
By:	OCM/GFI POWER OPPORTUNITIES FUND II (CAYMAN), L.P.
By:	GFI Power Opportunities Fund II GP (Cayman) Ltd.
Its:	General Partner
By:	GFI Power Opportunities Fund II GP, LLC
Its:	Director
By:	GFI Energy Ventures, LLC
Its:	Managing Member
By:	/s/ Richard Landers
	Name:	Richard Landers
	Title:	Principal
GT EQUIPMENT HOLDINGS, INC.
By:	/s/ Howard Smith
Name:	Howard Smith
Title:

[Signature Page for Senior Secured Exchangeable Promissory Note Guaranty]

Schedule I

Name
OCM/GFI Power Opportunities Fund II, L.P.
OCM/GFI Power Opportunities Fund II (Cayman), L.P.
Angeleno Group
Mount Hope GT Capital, LLC
Royal Bank of Canada
Dr. Kedar Gupta
Jonathan A. Talbott
Thomas M. Zarella

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  Exhibit 10.32